UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401, telephone number, including area code: (410) 224-8770

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2006 (the “Closing Date”), FTI Consulting, Inc. (“FTI”) announced that FTI, through its wholly-owned subsidiary, FTI Compass, LLC (“FTI Compass” or the “Buyer”), has completed the acquisition of all of the outstanding common stock of Competition Policy Associates, Inc., a District of Columbia corporation (the “Company”), and certain assets of the stockholders of the Company (the “Sellers”) relating to the Company’s business, including certain client engagements and each of the Seller’s personal goodwill relating to the Company’s business (the “Acquired Assets”), and assumed specified liabilities of the Sellers, pursuant to the stock and asset purchase agreement dated as of November 19, 2005 (the “Purchase Agreement”). Capitalized terms not otherwise defined in this Current Report on Form 8-K have the meaning given them in the Purchase Agreement, which was filed with the Securities and Exchange Commission on November 22, 2005 as Exhibit 2.1 to FTI’s Current Report on Form 8-K dated November 19, 2005.

On the Closing Date, FTI paid approximately $71.5 million as estimated purchase price for the acquisition, of which approximately $45.8 million was paid in cash and approximately $25.7 million was paid through the delivery of 932,599 shares of common stock of FTI (the “Initial Shares”), based on an average per share price of $27.61 (the average closing price of one share of FTI common stock as reported on the New York Stock Exchange for the five trading days immediately preceding the Closing Date (the “Current Market Value”)). The cash portion of the purchase price was financed by FTI from cash on hand.

The Purchase Agreement provides for (A) post-closing purchase price adjustments based on actual EBIT of the Business (as defined in the Purchase Agreement) as of December 31, 2005 and (B) post-closing cash adjustment payments based on actual Working Capital (as defined in the Purchase Agreement) as of December 31, 2005. The purchase price adjustments will be payable by the Buyer or the Sellers, as applicable, in the same proportion of cash and shares of FTI common stock (valued at the Current Market Value) as were paid on the Closing Date as the estimated purchase price. The Initial Shares and any shares of FTI common stock issued in consideration of the post-closing adjustment to the estimated purchase price paid on the Closing Date are collectively referred to as the “Shares”). The Working Capital payments will be payable by the Buyer or the Sellers, as applicable, in cash. The Purchase Agreement provides for additional consideration equal to: (A) 37.5% of the amount by which EBIT of the Business Unit (as defined in the Purchase Agreement) for each fiscal year ending December 31, 2006 to 2013 exceeds Combined Target EBIT (as defined in the Purchase Agreement) for such fiscal year, payable to the Sellers in cash; (B) 20.0% of the EBIT of the Business Unit (as defined in the Purchase Agreement) for each of the fiscal years ending December 31, 2011, 2012, and 2013, payable in cash to the Sellers; and (C) conditional contractual protection against a decline in the value of the Shares, determined from time to time during the five years following the Closing Date as the product of (a) the difference of (i) the closing price of one share of common stock of FTI as reported on the New York Stock Exchange as of the later of (1) each date that Shares of a Seller have been released from escrow under his or her restricted stock agreement or (2) the date on which restrictions with respect to Shares lapse (each a “Lapse Date”), minus (ii) the Current Market Value, multiplied by (b) the number of such Shares released on such Lapse Date.

The Purchase Price further provides that FTI will set aside 12.5% of the amount by which EBIT of the Business Unit (as defined in the Purchase Agreement) for each fiscal year ending December 31, 2006 to 2013 exceeds Combined Target EBIT (as defined in the Purchase Agreement) for such fiscal year, to be set aside in a bonus account to be distributed as incentive compensation to employees of and consultants to the Business (as defined in the Purchase Agreement), including the Sellers.

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The Sellers entered into restricted stock agreements at closing, which provide for the escrow of all Shares paid to them pursuant to the Purchase Agreement. The Shares placed in escrow will be available for purchase price adjustments in favor of FTI and the Buyer, and to secure the Sellers’ indemnity obligations. In addition to the escrow, pursuant to the restricted stock agreements the Sellers have contractually agreed not to sell, transfer, assign, pledge or otherwise dispose of the Shares after the closing. Shares will be released from escrow and their contractual restrictions on transfer will lapse in increments over a five year period from the Closing Date, except that the restrictions would lapse immediately upon death or disability and certain other events related to a Seller’s employment or consulting status. In the event a Seller is terminated for “Cause” or resigns without “Good Reason” or “Breach of Contract” (as each such term is defined in the employment or consulting agreement, as applicable) any restrictions on the Shares then held in escrow would be extended for an additional five year period from the date of termination or resignation.

Each Seller has entered into an employment or consulting agreement with an affiliate of FTI pursuant to which such Seller has agreed to provide services for an eight year period and covenant not to compete or to solicit for an additional two years. Certain Sellers have been awarded stock options exercisable for a specified number of shares of common stock of FTI on the effective date of his or her employment or consulting agreement. Certain Sellers are also eligible to participate in employee benefit plans generally available to employees.

Certain Sellers have received loans from FTI aggregating approximately $8.0 million (collectively, the “Loans”). As of the Closing Date, such Sellers made promissory notes in favor of FTI. The Loans accrue interest payable on a calendar quarterly basis. Outstanding principal and unpaid accrued interest will be repayable to FTI on the tenth anniversary of the Closing Date, unless a Seller’s repayment obligation has been accelerated due to personal bankruptcy or any termination of employment or service providing relationship other than an expiration of the eight year term followed by continued compliance with the noncompete and nonsolicit obligations under his or her employment or consulting agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On January 6, 2006, FTI issued the Initial Shares in payment of the equity portion of the purchase price pursuant to the Purchase Agreement. The Initial Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in a transaction not involving a public offering in reliance upon the exemption from registration and prospectus delivery requirements pursuant to Section 4(2) thereof.

Item 7.01. Regulation FD Disclosure.

The press release issued January 6, 2006, announcing the completion of the acquisition of the Company and the Acquired Assets, as well as disclosing information under Regulation FD, is furnished as Exhibit 99.1 hereto.

The information included in the press release furnished as Exhibit 99.1 with respect to information disclosed under Regulation FD shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into

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any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release of FTI Consulting, Inc., dated January 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

January 9, 2006	By:	/s/ Theodore I. Pincus
Theodore I. Pincus Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of FTI Consulting, Inc., dated January 6, 2005.

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